====================================================



                PERFORMANCE FOOD GROUP COMPANY



        $50,000,000 6.77% Senior Notes due May 8, 2010




                    NOTE PURCHASE AGREEMENT




                     Dated May 8,  1998


        ====================================================




TABLE OF CONTENTS
1. AUTHORIZATION OF NOTES.................................................1
2. SALE AND PURCHASE OF NOTES.............................................1
3. CLOSING................................................................1
4. CONDITIONS TO CLOSING..................................................2
4.1 Representations and Warranties........................................2
4.2 Performance; No Default...............................................2
4.3 Compliance Certificates...............................................2
4.4 Opinions of Counsel...................................................3
4.5 Purchase Permitted by Applicable Law,etc..............................3
4.6 Sale of Other Notes...................................................3
4.7 Payment of Special Counsel Fees.......................................3
4.8 Private Placement Number..............................................4
4.9 Changes in Corporate Structure........................................4
4.10 Proceedings and Documents............................................4
4.12 Copy of Bank Credit Agreement........................................4
5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................4
5.1 Organization; Power and Authority.....................................4
5.2 Authorization, etc....................................................5
5.3 Disclosure............................................................5
5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates......5
5.5 Financial Statements..................................................6
5.6 Compliance With Laws, Other Instruments, etc..........................6
5.7 Governmental Authorizations, etc......................................7
5.8 Litigation; Observance of Agreements, Statutes and Orders.............7
5.9 Taxes.................................................................7
5.10 Title to Property; Leases............................................8
5.11 Licenses, Permits, etc...............................................8
5.12 Compliance With ERISA................................................8
5.13 Private Offering by the Company......................................9
5.14 Use of Proceeds; Margin Regulations.................................10
5.15 Existing Debt; Future Liens.........................................10
5.16 Foreign Assets Control Regulations, etc.............................11
5.17 Status Under Certain Statutes.......................................11
5.18 Environmental Matters...............................................11
6. REPRESENTATIONS OF THE PURCHASER......................................11
6.1 Purchase for Investment..............................................11
6.2 Source of Funds......................................................12
7. INFORMATION AS TO COMPANY.............................................13
7.1 Financial and Business Information...................................13
7.2 Officer's Certificate................................................16
7.3 Inspection...........................................................17
8. PREPAYMENT OF THE NOTES...............................................18
8.1(A) Series A Required Prepayments.....................................18
8.2 Optional Prepayments With Make-Whole Amount..........................18
8.3 Allocation of Partial Prepayments....................................18
8.4 Maturity; Surrender, etc.............................................19
8.5 Purchase of Notes....................................................19
8.6 Make-Whole Amount....................................................19
9. AFFIRMATIVE COVENANTS.................................................21
9.1 Compliance With Law..................................................21
9.2 Insurance............................................................21
9.3 Maintenance of Properties............................................21
9.4 Payment of Taxes and Claims..........................................22
9.5 Corporate Existence, etc.............................................22
9.6 Covenant To Secure Notes Equally.....................................22
10. NEGATIVE COVENANTS...................................................22
10.1 Funded Debt.........................................................23
10.2 Current Debt........................................................23
10.3 Minimum Net Worth...................................................23
10.4 Liens...............................................................23
10.5 Priority Debt.......................................................25
10.6 Merger or Consolidation.............................................25
10.7 Sale of Assets......................................................26
10.8 Transactions With Related Party.....................................27
10.9 Nature of Business..................................................27
11. EVENTS OF DEFAULT....................................................27
12. REMEDIES ON DEFAULT, ETC.............................................30
12.1 Acceleration........................................................30
12.2 Other Remedies......................................................31
12.3 Rescission..........................................................31
12.4 No Waivers or Election of Remedies, Expenses, etc...................31
13. REGISTRATION; EXCHANGE;SUBSTITUTION OF NOTES.........................32
13.1 Registration of Notes...............................................32
13.2 Transfer and Exchange of Notes......................................32
13.3 Replacement of Notes................................................32
14. PAYMENTS ON NOTES....................................................33
14.1 Place of Payment....................................................33
14.2 Home Office Payment.................................................33
15. EXPENSES, ETC........................................................34
15.1 Transaction Expenses................................................34
15.2 Survival............................................................34
16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.........35
17. AMENDMENT AND WAIVER.................................................35
17.1 Requirements........................................................35
17.2 Solicitation of Holders of Notes....................................35
17.3 Binding Effect, etc.................................................36
17.4 Notes Held by Company, etc..........................................36
18. NOTICES..............................................................36
19. REPRODUCTION OF DOCUMENTS............................................37
20. CONFIDENTIAL INFORMATION.............................................37
21. SUBSTITUTION OF PURCHASER............................................38
22. MISCELLANEOUS........................................................39
22.1 Successors and Assigns..............................................39
22.2 Payments Due on Non-Business Days...................................39
22.3 Severability........................................................39
22.4 Construction........................................................39
22.5 Counterparts........................................................39
22.6 Governing Law.......................................................39

SCHEDULE A	--	Information Relating to Purchasers

SCHEDULE B	--	Defined Terms

SCHEDULE 4.9	--	Changes in Corporate Structure

SCHEDULE 5.3	--	Disclosure Materials

SCHEDULE 5.4	--	Subsidiaries of the Company and Ownership of
                         Subsidiary Stock; Company's Affiliates; Company's Directors and Senior Officers

SCHEDULE 5.5	--	Financial Statements

SCHEDULE 5.8	--	Certain Litigation

SCHEDULE 5.11	--	Patents, etc.

SCHEDULE 5.14	--	Use of Proceeds

SCHEDULE 5.15	--	Existing Debt

SCHEDULE 10.4	--	Liens

EXHIBIT 1       --      Form of Senior Note

EXHIBIT 4.4(a)	--	Matters To Be Covered by Opinion of General
                        Counsel for the Company

EXHIBIT 4.4(b)	--	Matters To Be Covered by Opinion of Special
                        Counsel to the Purchasers



                        Performance Food Group Company
                            6800 Paragon Place
                                Suite 500
                            Richmond, VA 23230


                                                                May 8, 1998
TO EACH OF THE PURCHASERS LISTED IN
	THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

        Performance Food Group Company, a Tennessee corporation (the "Company"), agrees with you as follows:

1.	AUTHORIZATION OF NOTES.

	The Company will authorize the issue and sale of Fifty Million Dollars ($50,000,000) aggregate principal amount of its 6.77%
Senior Notes due May 8, 2010 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)).
The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.	SALE AND PURCHASE OF NOTES.

	Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amounts specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligations hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.	CLOSING.

The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of SunTrust
Bank, 711 5th Avenue, 16th Floor, New York, New York  10022, at
10:00 a.m., Atlanta time, at a closing (the "Closing") on May 8, 1998, or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2050000424870,
Account Name: "Performance Food Group Company", at First Union
National Bank, ABA #051400549. If at the Closing the Company shall fail to tender such Notes to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.	CONDITIONS TO CLOSING.

  Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1	Representations and Warranties.

		The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2	Performance; No Default.

		The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule
5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 through 10.9 hereof had such Sections applied since such date.

4.3	Compliance Certificates.

      (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

      (b) Secretary's Certificates. The Company shall have delivered to you a certificate from a duly authorized Secretary or Assistant Secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

4.4	Opinions of Counsel.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Bass, Berry & Sims
PLC, General Counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Kilpatrick Stockton LLP, your special counsel in connection with such transactions, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5	Purchase Permitted by Applicable Law, etc.

		On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section
1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and
(iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6	Sale of Other Notes.

     Contemporaneously with the Closing, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7	Payment of Special Counsel Fees.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8	Private Placement Number.

		A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9	Changes in Corporate Structure.

		Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10	Proceedings and Documents.

		All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.11	Copy of Bank Credit Agreement.

		The Company shall have delivered to each Purchaser a copy of the Bank Credit Agreement, including all amendments thereto, certified as true and correct by a Senior Financial Officer.

5.	REPRESENTATIONS AND WARRANTIES OF THE
COMPANY.

		The Company represents and warrants to you that:

5.1	Organization; Power and Authority.

   The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2	Authorization, etc.

		This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3	Disclosure.

		The Company, through its agent, SunTrust Equitable Securities Corporation, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated March 24, 1998 (the
"Memorandum"), relating to the transactions contemplated hereby.
The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule
5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in
Schedule 5.5, since December 27, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4	Organization and Ownership of Shares of Subsidiaries;
        Affiliates.

        (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates and (iii) of the Company's directors and senior officers.

        (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien. All of the entities set forth in Schedule 5.4 are consolidated on the Company's financial statements.

        (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

        (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5	Financial Statements.

     The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule
5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6	Compliance With Laws, Other Instruments, etc.

		The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7	Governmental Authorizations, etc.

  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8	Litigation; Observance of Agreements, Statutes and Orders.

     (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental
Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9	Taxes.

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid or reflected appropriate reserves and/or accruals on its balance sheets for, all taxes, including federal, state, local, sales, use, VAT, customs, excise, franchise, assets, ad valorem and withholding taxes, duties, assessments or levies (collectively "Taxes"), except for any Taxes
(i) the amount of which is not individually or in the aggregate
Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.
The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other Taxes for all fiscal periods are adequate. The federal income tax returns liabilities of the Company and its Subsidiaries have been audited by the Internal
Revenue Service for all fiscal years up to and including the fiscal year ended 1993 and any resulting deficiencies, additional assessments, fines, penalties, interest or other charge have either been paid for or adequately reserved for in the financial statements listed in Schedule 5.5. Other than certain ordinary course audits of state sales and income tax returns, which do not, individually or in the aggregate, involve Material liabilities, neither the Company nor any Subsidiary is presently under, nor has any of them received notice of, any investigation or audit by any national, regional, provincial, local or other agency concerning any fiscal year or period ended prior to the date hereof. All Taxes required to be withheld from employees of the Company and its Subsidiaries for income and social security taxes have been properly withheld.

5.10	Title to Property; Leases.

		The Company and its Subsidiaries have good and sufficient title (either fee simple or leasehold) to their respective properties that individually or in the aggregate are Material, including fee simple title (or a leasehold interest consistent with treatment as a Capital
Lease under GAAP) to all such properties reflected as owned in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11	Licenses, Permits, etc.

		Except as disclosed in Schedule 5.11,

	(a)	the Company and its Subsidiaries own or possess all
licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

	(b)	to the best knowledge of the Company, no product of the
Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

	(c)	to the best knowledge of the Company, there is no Material
violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12	Compliance With ERISA.

       (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than the obligation to pay benefits or make contributions when due) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

        (b) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

        (c) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement
No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

       (d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(d) is made in reliance upon and subject to (i) the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

		(e) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

5.13	Private Offering by the Company.

        Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 50 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company, nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14	Use of Proceeds; Margin Regulations.

        The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve
System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the Consolidated Assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15	Existing Debt; Future Liens.

      (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of March 28, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

5.16	Foreign Assets Control Regulations, etc.

        Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17	Status Under Certain Statutes.

        Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public
Utility Holding Company Act of 1935, as amended, the Interstate
Commerce Act, as amended, or the Federal Power Act, as amended.

5.18	Environmental Matters.

        Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental
Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

      (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental
Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

     (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

     (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable
Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.	REPRESENTATIONS OF THE PURCHASER.

6.1	Purchase for Investment.

        You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2	Source of Funds.

        You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

	(a)	the Source is an insurance company general
account, within the meaning of Prohibited Transaction
Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan (treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in your most recent annual statement in the form required by the National Association of Insurance Commissioners as filed with your state of domicile;
or

	(b)	the Source is either (i) an insurance company pooled
separate account, within the meaning of Prohibited
Transaction Exemption ("PTE") 90-1 (issued January 29,
1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund;
or

	(c)	the Source constitutes assets of an "investment fund"
(within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM
Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM
(applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company, and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

	(d)	the Source is a governmental plan; or

	(e)	the Source is one or more employee benefit plans, or a
separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

	(f)	the Source does not include assets of any employee benefit
plan as determined in accordance with Department of Labor
Regulation Sec 2510.3-101, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.	INFORMATION AS TO COMPANY.

7.1	Financial and Business Information.

        The Company shall deliver to each holder of Notes that is an Institutional Investor:

	(a)	Quarterly Statements -- within 60 days after the end of
each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

		(i)	a consolidated balance sheet of the Company and its
Subsidiaries as at the end of such quarter, and

		(ii)	consolidated statements of income and cash flows
of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) so long as such requirements of the Securities and Exchange Commission continue to require that Form 10-Q include the financial statements described in subparagraphs (i) and (ii) above;

	(b)	Annual Statements -- within 120 days after the end of each
fiscal year of the Company, duplicate copies of,

		(i)	a consolidated balance sheet of the Company and its
Subsidiaries, as at the end of such year, and

		(ii)	consolidated statements of income, changes in
shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

        A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

        (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

provided, that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b) so long as such requirements of the Securities and Exchange Commission continue to require that Form 10-K include the financial statements described in subparagraphs (i) and (ii) above;

	(c)	SEC and Other Reports -- promptly upon their becoming
available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange
Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

	(d)	Notice of Default or Event of Default -- promptly, and in
any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

	(e)	ERISA Matters -- promptly, and in any event within ten
days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA
Affiliate proposes to take with respect thereto:

		(i)	with respect to any Plan, any reportable event, as
defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

		(ii)	the taking by the PBGC of steps to institute, or the
threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer
Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

		(iii)	any event, transaction or condition that could
result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA (other than the obligation to make benefit payments or contributions when due) or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material
Adverse Effect; or

		(iv)	if at any time the aggregate "amount of unfunded
benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000;

	(f)	Notices From Governmental Authority -- promptly, and in
any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

	(g)	New Material Subsidiaries -- within 30 days after the end
of each quarterly fiscal period in each fiscal year of the Company in which a Material Subsidiary has been formed or acquired, or any other event resulting in the creation of a new
Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as an Institutional Investor may request;

	(h)	Bank Credit Agreement -- promptly, and in any event
within 30 days after the execution thereof, a copy of each amendment of, other modification to, or waiver granted under, the Bank Credit Agreement; and

	(i)	Requested Information -- with reasonable promptness, such
other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2	Officer's Certificate.

        Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

	(a)	Covenant Compliance -- the information (including
detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8
inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

	(b)	Event of Default -- a statement that such officer has
reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3	Inspection.

        The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

	(a)	No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

	(b)	Default -- if a Default or Event of Default then exists, at
the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants
(and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.	PREPAYMENT OF THE NOTES.

8.1 	Required Prepayments; Payment at Maturity.

        On May 8, 2006 and on each November 8 and May 8 thereafter to and including November 8, 2009, the Company will prepay
$5,555,550, and on May 8, 2010 the Company will make a final payment of $5,555,600 of principal amount (or such amount as shall be the remaining outstanding principal amount) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of Notes pursuant to
Section 8.2 or purchase of Notes permitted by Section 8.5 the principal amount of each required prepayment of Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of Notes is reduced as a result of such prepayment or purchase.

8.2	Optional Prepayments With Make-Whole Amount.

        The Company may, at its option, upon notice as provided below, prepay the Notes in whole at any time, or from time to time in part in an amount not less than $5,000,000, at 100% of the principal amount so prepaid plus all accrued and unpaid interest on the principal amount of Notes so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Any such optional payment shall be on a Business Day and the Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the Business Day fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. At least two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate via facsimile transmission of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. The Notes shall not be subject to prepayment at the option of the Company except pursuant to this
Section 8.2.

8.3	Allocation of Partial Prepayments.

        In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all Notes then outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of all such Notes not theretofore called for prepayment.

8.4	Maturity; Surrender, etc.

        In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued (but unpaid) to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5	Purchase of Notes.

        The Company will not, and will not permit any Affiliate or Subsidiary to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate or Subsidiary pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6	Make-Whole Amount.

        The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

	"Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to
Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

	"Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

	"Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% plus the yield to maturity implied by (i) the yields reported (offer side), as of 10:00 A.M. (New York City time) on the second Business
Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield in (i) and (ii) above will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining
Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

	"Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by
(b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

	"Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
Section 8.2 or 12.1.

	"Settlement Date" means, with respect to the Called
Principal of any Note, the date on which such Called
Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.	AFFIRMATIVE COVENANTS.

        The Company covenants that so long as any of the Notes are outstanding:

9.1	Compliance With Law.

        The Company shall and shall cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2	Insurance.

        The Company shall and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3	Maintenance of Properties.

        The Company shall and shall cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition
(other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4	Payment of Taxes and Claims.

        The Company shall and shall cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material
Adverse Effect.

9.5	Corporate Existence, etc.

        The Company shall at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.6 and 10.7, the Company shall at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6	Covenant To Secure Notes Equally.

        The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.4 and 10.5 hereof (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17), the Company will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. This
Section 9.6 shall not be deemed a consent to any Lien or Liens not otherwise permitted by Section 10.4 or Section 10.5.


10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1	Debt.

	The Company shall maintain at all times a ratio of Consolidated Debt to Consolidated Total Capitalization, expressed as a percentage, of not greater that 60%.

10.2	Fixed Charge Coverage.

        The Company shall maintain a ratio of Income Available for Fixed Charges to Fixed Charges of not less than 2.0 to 1.0, calculated at the end of each fiscal quarter based upon the period of four consecutive fiscal quarters then ended.

10.3	Minimum Net Worth.

        The Company shall not permit Consolidated Net Worth to be less than $115,000,000 at any time.

10.4	Liens.

        The Company shall not, and shall not permit any Subsidiary to, create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired except:

	(i)	Liens existing on the date of Closing and specified on
        Schedule 10.4;

	(ii)	all Liens created pursuant to that certain Participation
Agreement dated August 29, 1997, among the Company, First
Security Bank, National Association (as owner trustee), First
Union National Bank, as Agent for the lenders named therein, and the lenders named therein, or pursuant to any documents entered into pursuant to such agreement;

	(iii)	any Lien on property acquired, constructed or improved
by the Company after the date hereof to secure or provide for all or a portion of the purchase price of such property or the cost of construction of such property provided (A) any such Lien shall extend solely to the item or items of such property so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired or constructed property or which is real property being improved by such acquired or constructed property, (B) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (1) the cost to the Company or such Subsidiary of the property so acquired or constructed and (2) the Fair Market Value of such property at the time of such acquisition or construction and (C) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

	(iv)	Liens (A) for taxes (including ad valorem and property
taxes) and assessments or governmental charges or levies not yet due or (B) for other taxes due or (C) resulting from any judgment or award, and which in the case of clauses (B) and
(C), are being actively contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

	(v)	statutory landlord liens and statutory liens of carriers,
warehousemen, mechanics, materialmen and other similar liens imposed by law, incurred in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings or with respect to which adequate reserves are being maintained, and which were not incurred in connection with the securing of any Debt;

	(vi)	Liens (other than any Lien imposed by ERISA) incurred
or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds (not in excess of $5,000,000), bids, leases (other than Capital Leases), government contracts, performance and return of money bonds and similar obligations, in each case not incurred in connection with the securing of any Debt;

	(vii)	easements, rights-of-way, zoning and similar restrictions
and other similar charges or encumbrances incidental to and not materially interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the property subject thereto;

	(viii)	other Liens incidental to the conduct of its business or
the ownership of its property and assets which were incurred in the ordinary course of business and not incurred in connection with the securing of any Debt, and which do not in the aggregate materially detract from the value of property or assets of the Company and its Subsidiaries taken as a whole or materially impair the use of such property or assets in the operation of the business of the Company or any of its Subsidiaries;

	(ix)	Liens provided for in equipment leases that are not
Capital Leases (including financing statements and undertakings to file financing statements); provided that they are limited to the equipment subject to such leases and the proceeds thereof;

	(x)	leases, subleases, licenses and sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the business of the Company or any of its Subsidiaries;

	(xi)	any Lien renewing, extending, or refunding any Lien
described in subparagraphs (i) through (iii) above, or subparagraph (xiv) below, provided that the principal amount secured is not increased and that such Lien is not extended to other property (other than pursuant to its original terms);

	(xii)	Liens on property or assets of a Subsidiary of the
Company to secure obligations of such Subsidiary to the Company or another Wholly-Owned Subsidiary;

	(xiii)	any right of set off or banker's lien (whether by common
law, statute, contract or otherwise) in favor of any bank (other than Liens securing Debt; and

	(xiv)	Liens on property of any Subsidiary that existed
immediately prior to the time that such Subsidiary was acquired by the Company and became a Subsidiary of the Company, provided that (A) any such Lien was not incurred in anticipation of such acquisition, (B) the assets of such Subsidiary subject to such Lien shall only be those assets subject to such Lien at the time of the closing of the acquisition of such Subsidiary and (C) the principal amount of Debt secured by any such Lien shall not exceed the amount of Debt so secured by any such Lien at the time of the closing of the acquisition of such Subsidiary; and

	(xv)	Liens securing Priority Debt described in clause (ii) of
the definition of Priority Debt; provided, however, that after giving effect to the Debt secured by such Liens, Priority Debt shall not exceed 20% of Consolidated Net Worth at any time.

10.5	Priority Debt.

        The Company shall not at any time permit Priority Debt to exceed 20% of Consolidated Net Worth.

10.6	Merger or Consolidation.

        The Company shall not, and shall not permit any Subsidiary to, merge, consolidate or exchange shares with any other Person, except that:

	(i)	any Subsidiary may merge or consolidate with and into the
Company or with a Subsidiary that is a Wholly-Owned
Subsidiary or if not a Wholly-Owned Subsidiary in which the ownership interest of the Company is not reduced or diluted in connection with or as a result of such merger or consolidation; and

	(ii)	the Company may merge or consolidate with any other
corporation so long as:

        (A) the surviving corporation shall be the Company or another corporation organized under the laws of the United States or a State thereof or the District of Columbia;

		(B)	the surviving corporation (if not the Company) shall
assume the obligations of the Company hereunder pursuant to an agreement reasonably acceptable to the Required Holders;
and

		(C)	immediately after giving effect to such merger or
consolidation, no Default or Event of Default shall have occurred or exist; and

	(iii)	any Subsidiary may merge or consolidate with any other
Person in connection with the acquisition of such other
Person, provided that immediately after giving effect to such acquisition, such acquisition does not otherwise result in a Default or an Event of Default hereunder.

10.7	Sale of Assets.

		The Company will not, and will not permit any Subsidiary to, Dispose of any property or assets (other than marketable securities), except, so long as no Default or Event of Default shall exist and be continuing:

	(i)	any Subsidiary (the "Transferor Subsidiary") may
Dispose of its assets to the Company or another Subsidiary
(the "Transferee Subsidiary") so long as, in the case of a Disposition to another Subsidiary, the ownership interest of the Company in the Transferee Subsidiary is at least equal to, or greater than, the Company's ownership interest in the Transferor Subsidiary;

	(ii)	the Company or any Subsidiary may Dispose of any
equipment that it in its good faith opinion determines to be obsolete, worn out or no longer useful in its business, as determined in good faith by the Company;

	(iii)	the Company or any Subsidiary may Dispose of inventory
in the ordinary course of business;

	(iv)	the Company or any Subsidiary may Dispose of any other
of its assets so long as immediately after giving effect to such proposed Disposition;

	(A)	the consideration for such assets represents the
Fair Market Value of such assets at the time of such Disposition; and

	(B)	the cumulative net book value of all assets
Disposed of by the Company and its Subsidiaries during any period of 12 consecutive calendar months does not exceed 15% of Consolidated Assets determined as of the most recently completed fiscal year.

For purposes of this Section 10.7:

	(1)	"Disposition"  means the sale, lease, transfer or other
disposition of property (including without limitation the transfer or issuance of shares or equity interests in any Subsidiary) but shall not include any public taking or condemnation, and "Dispose of" and "Disposed of" shall have a corresponding meaning to Disposition. The term
"Disposition" shall not include an exchange of assets, provided that the assets involved in such exchange are similar in function in that after giving effect to such exchange there has not been (A) a Materially Adverse Effect upon the Company and its Subsidiaries taken as a whole, (B) any material deterioration of cash flow generation from or in connection with such assets, or (C) any material deterioration in the overall quality of plant, property and equipment of the Company and its Subsidiaries taken as a whole. An
"exchange" shall be deemed to have occurred if each of the transactions involved shall have been consummated within a six month period.

	(2)	Calculation of net book value.  The net book value of any
assets shall be determined as of the respective date of Disposition of those assets.

10.8	Transactions With Related Party.

        The Company shall not, and shall not permit any Subsidiary to, effect or permit to exist any transaction with any Affiliate by which any asset or services of the Company or a Subsidiary is transferred to such Affiliate, or enter into any other transaction with an Affiliate on terms more favorable to such Affiliate than would be reasonably expected in a similar transaction with an unrelated entity.

10.9	Nature of Business.

		Neither the Company nor any Subsidiary shall engage in any business, if as a result, when taken as a whole, the general nature of the business then engaged in by the Company and its Subsidiaries would be Materially changed from the nature of the business of the Company and its Subsidiaries on the date hereof.


11.	EVENTS OF DEFAULT.

        An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

	(a)	the Company defaults in the payment of any principal or
Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

	(b)	the Company defaults in the payment of any interest on
any Note for more than five Business Days after the same becomes due and payable; or

	(c)	the Company defaults in the performance of or compliance
with any term contained in Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 or 10.9; or

	(d)	the Company defaults in the performance of or compliance
with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

	(e)	any representation or warranty made in writing by or on
behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

	(f)	(i) the Company or any Subsidiary is in default (as
principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before the stated maturity or before the regularly scheduled dates of payment of such Debt, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of any Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase, redeem, collateralize or pay, or to establish a sinking fund for, any Debt before the regular maturity or before the regularly scheduled dates of payment of such Debt in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase, redeem, collateralize or pay, or to establish a sinking fund for, such Debt; or

	(g)	the Company or any Subsidiary (i) is generally not paying,
or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

	(h)	a court or Governmental Authority of competent
jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

	(i)	a final judgment or judgments for the payment of money
aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

	(j)	if (i) any Plan shall fail to satisfy the minimum funding
standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA (other than the obligation to make benefit payments or contributions when due) or the penalty or excise tax provisions of the Code relating to employee benefit plans, (iv) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (v) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, or (vi) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall at any time exceed $5,000,000; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.	REMEDIES ON DEFAULT, ETC.

12.1	Acceleration.

      (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

      (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

      (c)     If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole
Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2	Other Remedies.

        If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3	Rescission.

        At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole
Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4	No Waivers or Election of Remedies, Expenses, etc.

        No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1	Registration of Notes.

        The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more
Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2	Transfer and Exchange of Notes.

       Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new
Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. You acknowledge and agree that the Company shall not be required to transfer any Note except pursuant to an applicable exemption from the registration requirement of applicable securities laws.

13.3	Replacement of Notes.

       Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

	(a)	in the case of loss, theft or destruction, of indemnity
reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

	(b)	in the case of mutilation, upon surrender and cancellation
thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.


14.	PAYMENTS ON NOTES.

14.1	Place of Payment.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of The Chase Manhattan Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2	Home Office Payment.

        So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2 so long as such transfer has been made in congruence with Section 13.2.

15.	EXPENSES, ETC.

15.1	Transaction Expenses.

        Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you or your transferees).

15.2	Survival.

        The obligations of the Company under Section 15.1 shall survive the payment or transfer permitted pursuant to Section 13.2 of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

    All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	AMENDMENT AND WAIVER.

17.1	Requirements.

       This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby,
(i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2	Solicitation of Holders of Notes.

    (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The
Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

		(b)	Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3	Binding Effect, etc.

		Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4	Notes Held by Company, etc.

       Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates or Subsidiaries shall be deemed not to be outstanding.

18.	NOTICES.

       All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

	(i)	if to you or your nominee, to you or it at the address
specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

	(ii)	if to any other holder of any Note, to such holder at such
address as such other holder shall have specified to the Company in writing, or

	(iii)	if to the Company, to the Company at its address set forth
at the beginning hereof to the attention of Roger Boeve, Executive Vice President and Chief Financial Officer of the
Company, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.	REPRODUCTION OF DOCUMENTS.

       This Agreement and all documents relating thereto (except for the Notes themselves), including, without limitation, (a) consents, waivers and modifications that may hereafter be executed,
(b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.	CONFIDENTIAL INFORMATION.

        For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.	SUBSTITUTION OF PURCHASER.

       You shall have the right to substitute any one of your affiliates or subsidiaries (a "Permitted Purchaser") as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Permitted Purchaser, shall contain such Permitted Purchaser's agreement to be bound by this Agreement and shall contain a confirmation by such Permitted Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Permitted Purchaser in lieu of you. In the event that such Permitted Purchaser is so substituted as a purchaser hereunder and such Permitted Purchaser thereafter transfers to you all of the Notes then held by such Permitted Purchaser, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Permitted Purchaser, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.	MISCELLANEOUS.

22.1	Successors and Assigns.

       All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2	Payments Due on Non-Business Days.

     Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole
Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3	Severability.

        Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4	Construction.

      Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5	Counterparts.

      This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6	Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES
SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF
NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF
THE LAW OF SUCH STATE THAT WOULD REQUIRE THE
APPLICATION OF THE LAWS OF A JURISDICTION OTHER
THAN SUCH STATE.

[Signatures on Following Pages]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

					Very truly yours,

					PERFORMANCE FOOD GROUP COMPANY


	By:	/s/ Roger L. Boeve
	Roger Boeve
	Executive Vice President
	and Chief Financial Officer


[Signatures Continued on Following Page]

                  SCHEDULE A TO NOTE PURCHASE AGREEMENT

Information Relating To Purchasers

                  SCHEDULE B TO NOTE PURCHASE AGREEMENT

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

  "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary, or any officer, or any Person holding, directly or indirectly, 10% or more of the Capital Stock of the Company.
A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporations, whether through the ownership of voting securities, by contract or otherwise.

 "Acquired Subsidiary Debt" means Debt of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that such Debt shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary.

 "Bank Credit Agreement" shall mean (i) that Revolving Credit Agreement dated as of July 8, 1996 by and among the Company, the Lenders named therein and First Union National Bank of Virginia, as Agent, and as the same may be further modified, amended, renewed, extended or supplemented from time to time and (ii) all replacements, substitutions, refinancings and refundings thereof.

 "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

 "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

 "Capital Stock" shall mean, with respect to any Person, the outstanding capital stock (including all common, preferred or other equity securities and any options or warrants to purchase capital stock or other securities exchangeable for or convertible into capital stock) of such Person.

 "Capitalized Lease Obligation" shall mean, with respect to any Person and a Capital Lease, the amount of the rental obligation which, under GAAP, is or will be required to appear as a liability on a balance sheet of such Person in accordance with such principles.

 "Closing" is defined in Section 3.

 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

 "Company" shall mean Performance Food Group Company, a
Tennessee corporation.

 "Confidential Information" is defined in Section 20.

 "Consolidated" shall mean the consolidated financial information of the Company and its Subsidiaries under GAAP.

 "Consolidated Assets" shall mean, at any time, the total assets of the Company and its Subsidiaries determined on a Consolidated basis in accordance with GAAP.

 "Consolidated Debt" shall mean, at any time but without duplication, the amount of Debt of the Company and its Subsidiaries determined on a Consolidated basis in accordance with GAAP at such time.

 "Consolidated EBITR" shall mean, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.

 "Consolidated Interest Expense" shall mean, for any period, total interest expense (including without limitation, interest expense attributable to Capital Leases in accordance with GAAP) of the Company and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP.

 "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, together with any related provision for taxes, realized upon any sale of assets outside the ordinary course of business, and (ii) undistributed net income of a Subsidiary to the extent that such distribution is prohibited by agreement, judgment or regulation.

 "Consolidated Net Worth" shall mean, at any time, on a Consolidated basis, shareholders' equity of the Company and its Subsidiaries at such time determined in accordance with GAAP.

  "Consolidated Total Capitalization" shall mean, at any time, the sum of Consolidated Net Worth and Consolidated Debt.

  "Debt" shall mean, without duplication, with respect to any Person, as at any date of determination:

	(i)	all indebtedness for borrowed money which such Person has
directly or indirectly created, incurred or assumed (including, without limitation, all Capitalized Lease Obligations);

	(ii)	all indebtedness, whether or not for borrowed money, secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed by such Person;

	(iii)	any indebtedness, whether or not for borrowed money, with
respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise other than any payables and accrued expenses in the ordinary course of business that are current liabilities under GAAP; and

	(iv) any indebtedness of any other Person of the character referred to in clauses (i), (ii), or (iii) of this definition with respect to which the Person whose Debt is being determined has become liable (directly, indirectly, absolutely, contingently or otherwise) by way of a Guarantee, and all principal or similar payments with respect to any synthetic lease, end loaded lease financing or similar off balance sheet financing for which the Person whose Debt is being determined or any Subsidiary of such Person is liable (directly, indirectly, absolutely, contingently, or otherwise) including by way of a Guarantee (including without limitation, in the case of the Company or a Subsidiary, any Guarantee by the Company or a Subsidiary entered into in connection with the Participation Agreement (and associated lease agreement) referred to in Section 10.4 (ii) or in connection with any similar instrument);

all as determined in accordance with GAAP; provided, however, Debt shall not include endorsement of negotiable instruments for collection in the ordinary course of business.

 "Default" shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

"Default Rate" shall mean that rate of interest that is from time to time the greater of (i) 2% per annum above the rate of interest stated in clause
(a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by The Chase Manhattan Bank as its "base" or "prime" rate, such rate to change for purposes of determining the Default Rate when and as changes therein are made by such bank; provided that in no event shall the Default Rate at any time be greater than the maximum rate permitted by applicable law.

 "Environmental Laws" shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

"Event of Default" is defined in Section 11.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value" shall mean, at any time, the sale value of property that would be realized in an arm's length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

 "Fixed Charges" for any period shall mean (i) all interest and amortization of debt discount and expense on all Debt of the Company and its Subsidiaries, on a Consolidated basis, paid or payable during such period (including the imputed interest factor in rentals under all Capital Leases) and (ii) rent expense incurred under operating leases of the Company and its Subsidiaries, determined on a Consolidated basis for such period.

 "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

		"Governmental Authority" shall mean

	(a)	the government of

	(i)	the United States of America or any State or other
political subdivision thereof, or

	(ii)	any jurisdiction in which the Company or any
Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

	(b)	any entity exercising executive, legislative, judicial,
regulatory or administrative functions of, or pertaining to, any such government.

  "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt, lease, dividend, letter of credit, or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount (or principal equivalent) of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

		"Hazardous Material" shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

    "holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

"Income Available for Fixed Charges" for any period shall mean the sum of (a) Consolidated Net Income, plus (b) (to the extent deducted in determining such Consolidated Net Income) (i) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries, (ii) Fixed Charges, and (iii) depreciation and amortization expense, all as calculated for such period.

 "Institutional Investor" shall mean (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

 "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

"Make-Whole Amount" is defined in Section 8.6.

"Material" shall mean material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

"Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

 "Material Subsidiary" shall mean each Subsidiary of the Company that has or acquires total assets in excess of $1,000,000 or that accounted for or produced more than 5% of the Consolidated EBITR of the Company on a Consolidated basis during any of the three most recently completed fiscal years of the Company as of the date of determination.

"Memorandum" is defined in Section 5.3.

"Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

"Notes" is defined in Section 1.

 "Officer's Certificate" shall mean a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

 "Other Agreements" is defined in Section 2.

 "Other Purchasers" is defined in Section 2.

 "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

  "Person" shall mean an individual, corporation, company, limited liability company, voluntary association, partnership, limited liability partnership, trust, unincorporated organization or joint venture or a government or any agency, instrumentality or political subdivision thereof, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

"Plan" shall mean an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

		"Preferred Stock" shall mean any class of Capital Stock of a corporation that is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

"Priority Debt" shall mean (i) all Debt (other than
Acquired Subsidiary Debt) and Preferred Stock of a Subsidiary and (ii) all Debt of the Company which is secured by Liens not otherwise allowed under any of clauses (i) through (xiii) of section 10.4.

"property" or "properties" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

"QPAM Exemption" shall mean Prohibited Transaction Class
Exemption 84-14 issued by the United States Department of Labor.

   "Required Holders" shall mean the holders of at least 51% of the principal amount of the Notes at the time outstanding.

  "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

 "Senior Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

"Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

 "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned
Subsidiaries at such time.